Exhibit 99.1

Universal Technical Institute Reports Fiscal Year 2025 Fourth Quarter and Year-End Results

Met or surpassed fiscal year 2025 guidance ranges for revenue, net income, adjusted EBITDA, diluted EPS, and new student starts

PHOENIX, ARIZ. - November 19, 2025 - Universal Technical Institute, Inc. (NYSE: UTI), a leading workforce solutions provider of transportation, skilled trades and healthcare education programs, reported financial results for the fiscal 2025 fourth quarter and the full year ended September 30, 2025. Universal Technical Institute, Inc. operates in two reportable segments, Universal Technical Institute (UTI) and Concorde Career Colleges (Concorde), and together with its segments and subsidiaries is referred to as the “Company,” “we,” “us” or “our.”
Financial Highlights
•Full year revenue of $835.6 million in 2025, an increase of 14.0% over the prior year.
•Full year net income was $63.0 million, an increase of 50.0% over the prior year.
•Full year adjusted EBITDA(1) was $126.5 million, an increase of 22.9% over the prior year.

Operational Highlights and North Star Strategy Developments
•Full year average full-time active students of 24,618, an increase of 10.5% over the prior year, with total new student starts of 29,793, an increase of 10.8% over the prior year.
•Company now expects to open at least two and up to five new campuses, as well as launch approximately 20 new programs, across both the divisions annually over this next phase, pending regulatory approval.

“Fiscal 2025 was an exceptional year for Universal Technical Institute and a defining start to the second phase of our North Star strategy,” said Jerome Grant, CEO of Universal Technical Institute, Inc. “We exceeded every major operational target we set and even surpassed our twice-raised revenue guidance range with 14% year-over-year growth. Entering this next chapter, we are executing from the strongest position in our company’s history, and these results reinforce the durability of our model and prove that our platform can scale efficiently while maintaining our high quality.
“As we enter fiscal 2026, we are accelerating the next phase of our growth plan. We now expect to open at least two and up to five campuses annually, as well as launch approximately 20 new programs annually, across both the UTI and Concorde divisions. Everything is in place for another strong year, with clear targets, a scalable platform, and a built-out team executing with discipline and precision. The momentum we have created gives us great confidence in our ability to deliver outsized returns and expand our footprint throughout Phase II of our North Star strategy and beyond.”
Financial Results for the Three-Month Period Ended September 30, 2025 Compared to 2024
•Revenues increased 13.3% to $222.4 million, compared to $196.4 million.
•Operating expenses increased 15.9% to $197.5 million, compared to $170.3 million.
•Operating income was $25.0 million compared to $26.0 million.
•Net income was $18.8 million compared to $18.8 million.
•Basic and diluted earnings per share (EPS) were $0.34, compared to $0.35 and $0.34, respectively.
•Adjusted EBITDA(1) decreased 1.4% to $36.8 million, compared to $37.3 million.
•Average full-time active students increased 8.1%, with total new student starts of 12,109 compared to 11,492.

Financial Results for the Year Ended September 30, 2025 Compared to 2024
•Revenues increased 14.0% to $835.6 million, which exceeded our increased full-year expectations, compared to $732.7 million primarily due to growth in average full-time active students at both UTI and Concorde.
•Operating expenses increased 11.6% to $752.1 million, compared to $673.8 million, primarily due to the growth in both UTI and Concorde average full-time active students and costs associated with new campus launches and program expansions currently underway or completed over the last year.
•Operating income increased 41.7% to $83.5 million compared to $58.9 million.
•Net income was $63.0 million, which exceeded the high-end of our full-year guidance range of $56 - 60 million, compared to $42.0 million.
•Basic and diluted EPS were $1.16 and $1.13, respectively, compared to $0.77 and $0.75, respectively.
•Adjusted EBITDA(1) increased 22.9% to $126.5 million, which was within our updated full-year guidance range of $124 - 128 million, compared to $102.9 million.
•Net cash provided by operating activities increased 13.3% to $97.3 million compared to $85.9 million.
•Adjusted free cash flow(1) was $56.0 million.
•Full year average full-time active students increased 10.5%, with total new student starts of 29,793, an increase of 10.8% over the prior year, which was within our updated full-year guidance range of 29,500 - 30,000.

Balance Sheet and Liquidity
At September 30, 2025, our total available liquidity was $254.5 million, consisting of $127.4 million cash and cash equivalents, $41.8 million of short-term investments, and $85.4 million available from the revolving credit facility. Total debt at September 30, 2025 was $87.1 million, including $20.0 million drawn on the revolving credit facility. For fiscal 2025, the Company incurred $42.0 million of cash capital expenditures ("capex") driven primarily by investments in program expansions for both UTI and Concorde, along with spending associated with curriculum and equipment refresh and upgrades, facility and leasehold improvements, and IT investments.

Fiscal 2026 Financial Outlook
“Fiscal 2025 was another year of outstanding performance and disciplined execution for Universal Technical Institute,” said Bruce Schuman, CFO of Universal Technical Institute, Inc. “We delivered revenue of $835.6 million or 14% year-over-year growth, exceeding the upper end of our previously raised guidance ranges for net income, earnings per share, and revenue. We also achieved double-digit increases in both average full-time active students and new student starts. Adjusted EBITDA of $126.5 million landed within our expected range even as we absorbed over $6 million in deliberate growth investments tied to new campuses and programs. These results underscore the scalability of our model, the resilience of our demand environment, and the strong foundation we have established to support the next phase of our growth.

“Looking ahead to fiscal 2026, we expect revenue between $905 and $915 million, or approximately 9% year-over-year growth at the midpoint. Our baseline adjusted EBITDA, excluding planned growth investments, is expected to exceed $150 million, while reported adjusted EBITDA is projected between $114 and $119 million, reflecting approximately $40 million in growth investments for new campuses and program launches. We view these as disciplined, high-return investments that will temporarily moderate margins and then provide meaningful returns as they increase our scale and earnings power. By fiscal 2029, we expect to surpass $1.2 billion in annual revenue and approach $220 million in adjusted EBITDA as we build out a more diversified, efficient, and durable growth engine for the long term.”

	FY 2025	FY 2026	Year-Over-Year
($ in millions excluding new student starts and EPS)	Actuals	Guidance	Growth(2)
New student starts	29,793	31,500 - 33,000	8%
Revenue	$835.6	$905 - 915	9%
Net Income	$63.0	$40 - 45	(33)%
Diluted EPS	$1.13	$0.71 - 0.80	(33)%
Adjusted EBITDA(1)(3)	$126.5	$114 - $119	(8)%
Adjusted free cash flow(1)(3)(4)	$56.0	$20 - 25	(60)%
(1)     See the "Use of Non-GAAP Financial Information" below. For a detailed reconciliation of the non-GAAP measures, see the tables following the earnings release.
(2)    Year-over-year growth percentages are calculated using the fiscal 2026 guidance midpoint.
(3)     Beginning in FY2025, growth investments for program expansion and new campus initiatives will no longer be included as add-backs in Adjusted EBITDA and Adjusted free cash flow calculations, affecting the year-over-year comparability.
(4)    Includes $42.0 million of cash capex for FY 2025 primarily related to program expansions and a consistent level of annual maintenance capex. For FY 2026, assumes approximately $100M of cash capex, including investments for new campus launches and program expansions, and maintenance capex.
For the Company's most recent investor presentation and quarterly financial supplement, please see its investor relations website at https://investor.uti.edu.
Conference Call
Management will hold a conference call to discuss the financial results for the fiscal 2025 fourth quarter and full year ended September 30, 2025, on Wednesday, November 19, 2025, at 4:30 pm EST.

To participate in the live call, investors are invited to dial (844) 881-0138 (domestic) or (412) 317-6790 (international). A live webcast of the call will be available via the Universal Technical Institute investor relations website at https://investor.uti.edu. Please go to the website at least 10 minutes early to register, download and install any necessary audio software. The conference call webcast will be archived for fourteen days at https://investor.uti.edu or the telephone replay can be accessed through December 3, 2025, by dialing (877) 344-7529 (domestic) or (412) 317-0088 (international) and entering passcode 2202010.

Use of Non-GAAP Financial Information
In addition to disclosing financial results that are determined in accordance with U.S. generally accepted accounting principles ("GAAP"), the Company also discloses certain non-GAAP financial information in this press release and may similarly disclose non-GAAP financial information on the related conference call. These financial measures are not recognized measures under GAAP and are not intended to be and should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. The Company discloses these non-GAAP financial measures because it believes that they provide investors an additional analytical tool to clarify its results of operations and identify underlying trends. Additionally, the Company believes that these measures may also help investors compare its performance on a consistent basis across time periods. Additional details on our non-GAAP measures and the tables reconciling these measures to the most directly comparable GAAP measure are provided below.

Adjusted EBITDA

The Company defines adjusted EBITDA as net income (loss) before interest expense, interest income, income taxes, depreciation and amortization, adjusted for stock-based compensation expense and items not considered normal recurring operations.

Adjusted Free Cash Flow

The Company defines adjusted free cash flow as net cash provided by (used in) operating activities less capital expenditures, adjusted for items not considered normal recurring operations.

Management utilizes adjusted figures as performance measures internally for operating decisions, strategic planning, annual budgeting and forecasting. For the periods presented, our adjustments for items that management does not consider to be normal recurring operations include:

•Acquisition-related costs: We have excluded costs associated with both potential and announced acquisitions to allow for comparable financial results to historical operations and forward-looking guidance.
•Integration-related costs for completed acquisitions: We have excluded integration costs related to business structure realignment and new programs for recent acquisitions to allow for comparable financial results to historical operations and forward-looking guidance. In addition, the nature and amount of such charges vary significantly based on the size and timing of the programs. By excluding the referenced expenses from our non-GAAP financial measures, our management is able to further evaluate our ability to utilize existing assets and estimate their long-term value. Furthermore, our management believes that the adjustment of these items supplements the GAAP information with a measure that can be used to assess the sustainability of our operating performance.
•Restructuring charges: In December 2023, we announced plans to consolidate the two Houston, Texas campus locations to align the curriculum, student facing systems, and support services to better serve students seeking careers in in-demand fields. As part of the transition, the MIAT Houston campus, acquired in November 2021, began a phased teach-out in May 2024, and such campus began operating under the UTI brand. MIAT-Houston students who have not completed their programs before their program’s teach-out date may enroll at UTI-Houston to complete their program. Both facilities will remain in use post-consolidation.
•Facility lease accounting adjustments: During 2024, we recorded a lease accounting adjustment for a lease termination payment for the previous Concorde corporate offices. These adjustments are not considered part of normal recurring operations.

To obtain a complete understanding of our performance, these measures should be examined in connection with net income (loss) and net cash provided by (used in) operating activities, determined in accordance with GAAP, as presented in the financial statements and notes thereto included in the annual and quarterly filings with the Securities and Exchange Commission (“SEC”). Because the items excluded from these non-GAAP measures are significant components in understanding and assessing our financial performance under GAAP, these measures should not be considered to be an alternative to net income (loss) or net cash provided by (used in) operating activities as a measure of our operating performance or liquidity. Exclusion of items in the non-GAAP presentation should not be construed as an inference that these items are unusual, infrequent or non-recurring. Other companies, including other companies in the education industry, may define and calculate non-GAAP financial measures differently than we do, limiting their usefulness as a comparative measure across similarly titled performance measures presented by other companies. A reconciliation of the historical non-GAAP financial measures to the most directly comparable GAAP measures is provided below and investors are encouraged to review the reconciliations.

Forward Looking Statements
All statements contained in this press release and the related conference call, other than statements of historical fact, are "forward-looking" statements within the meaning of the safe harbor from civil liability provided for such statements by the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended). These forward-looking statements which address our expected future business and financial performance, may contain words such as "goal," "target," "future," "estimate," "expect," "anticipate," "intend," "plan," "believe," "seek," "project," "may," "should," "will," the negative form of these expressions or similar expressions. Examples of forward-looking statements include, among others, statements regarding (1) the Company’s expectation that it will meet its fiscal year 2026 guidance for new student start growth, revenue growth, net income, diluted earnings per share, Adjusted EBITDA and Adjusted Free Cash Flow; (2) the Company’s expectation that it will continue to expand its value proposition and build a business that can grow in double digits with potential upside, regardless of the economic environment; and (3) the Company’s expectation that it will succeed in new program launches next year. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on the Company’s current beliefs, expectations and assumptions regarding the future of its business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could affect our actual results include, among other things, failure of our schools to comply with the extensive regulatory requirements for school operations; our failure to maintain eligibility for or our ability to process federal student financial assistance funds; the effect of current and future Title IV Program regulations arising out of negotiated rulemakings, including any potential reductions in funding or restrictions on the use of funds received through Title IV Programs; the effect of future legislative or regulatory initiatives related to veterans’ benefit programs; continued Congressional examination of the for-profit education sector; regulatory investigations of, or actions commenced against, us or other companies in our industry; changes in the state regulatory environment or budgetary constraints; our failure to execute on our growth and diversification strategy, including effectively identifying, establishing and operating additional schools, programs or campuses; our failure to realize the expected benefits of our acquisitions, or our failure to successfully integrate our acquisitions.; our failure to improve underutilized capacity at certain of our campuses; enrollment declines or challenges in our students’ ability to find employment as a result of macroeconomic conditions; our failure to maintain and expand existing industry relationships and develop new industry relationships; our ability to update and expand the content of existing programs and develop and integrate new programs in a timely and cost-effective manner while maintaining positive student outcomes; a loss of our senior management or other key employees; failure to comply with the restrictive covenants and our ability to pay the amounts when due under our credit agreement, and other risks that are described from time to time in our public filings. Further information on these and other potential factors that could affect the financial results or condition may be found in the company's filings with the SEC. Any forward-looking statements made by us in this press release and the related conference call are based only on information currently available to us and speak only as of the date on which it is made. We expressly disclaim any obligation to publicly update any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future developments, changes in expectations, any changes in events, conditions or circumstances, or otherwise.

Social Media Disclosure
Universal Technical Institute (UTI) uses its websites (https://www.uti.edu/ and https://investor.uti.edu/) and LinkedIn page (https://www.linkedin.com/school/universal-technical-institute/) as channels of distribution of information about its programs, its planned financial and other announcements, its attendance at upcoming investor and industry conferences, and other matters. Such information may be deemed material information, and UTI may use these channels to comply with its disclosure obligations under Regulation FD. Therefore, investors should monitor the company's website and its social media accounts in addition to following the company's press releases, SEC filings, public conference calls, and webcasts.

About Universal Technical Institute, Inc.
Universal Technical Institute, Inc. (NYSE: UTI) was founded in 1965 and is a leading workforce solutions provider serving students, partners and communities nationwide. The company offers high-quality education and support services for in-demand careers via its two divisions: UTI and Concorde Career Colleges. The UTI division operates 15 campuses located in nine states and offers a wide range of transportation, skilled trades, electrical and energy training programs. Concorde operates across 17 campuses in eight states and online, offering programs in the allied health, dental, nursing, patient care and diagnostic fields. For more information, visit www.uti.edu or www.concorde.edu; LinkedIn at @UniversalTechnicalInstitute and @Concorde Career Colleges; or X at @news_UTI and @ConcordeCareer.

Company Contact:
Matt Kempton
VP Corporate Finance & Investor Relations
Universal Technical Institute, Inc.
(623)445-9392
mkempton@uti.edu

Media Contact:
Susan Aspey
Vice President, Corporate Affairs & External Communications
Universal Technical Institute, Inc.
(202) 549-0534
saspey@uti.edu

Investor Relations Contact:
Matt Glover or Ralf Esper
Gateway Group, Inc.
(949) 574-3860
UTI@gateway-grp.com

(Tables Follow)

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Revenues	$222,442	$196,358	$835,616	$732,687
Operating expenses:
Educational services and facilities	112,258	99,355	420,491	384,529
Selling, general and administrative	85,198	70,981	331,656	289,267
Total operating expenses	197,456	170,336	752,147	673,796
Income from operations	24,986	26,022	83,469	58,891
Other income (expense):
Interest income	1,340	1,472	6,173	6,314
Interest expense	(909)	(2,267)	(5,633)	(9,471)
Other income	142	143	265	496
Total other income (expense), net	573	(652)	805	(2,661)
Income before income taxes	25,559	25,370	84,274	56,230
Income tax expense	(6,803)	(6,530)	(21,256)	(14,229)
Net income	18,756	18,840	63,018	42,001
Preferred stock dividends	—	—	—	(1,097)
Income available for distribution	18,756	18,840	63,018	40,904
Income allocated to participating securities	—	—	—	(2,855)
Net income available to common shareholders	$18,756	$18,840	$63,018	$38,049

Earnings per share:
Net income per share - basic	$0.34	$0.35	$1.16	$0.77
Net income per share - diluted	$0.34	$0.34	$1.13	$0.75

Weighted average number of shares outstanding:
Basic	54,425	53,813	54,301	49,429
Diluted	55,728	55,404	55,615	50,851

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except par value and per share amounts)
(Unaudited)

	September 30, 2025	September 30, 2024
Assets
Cash and cash equivalents	$127,361	$161,900
Restricted cash	6,769	5,572
Held-to-maturity investments	41,784	—
Receivables, net	46,078	31,096
Notes receivable, current portion	6,597	6,200
Prepaid expenses	12,526	11,945
Other current assets	5,517	5,238
Total current assets	246,632	221,951
Property and equipment, net	285,852	264,797
Goodwill	28,459	28,459
Intangible assets, net	17,352	18,229
Notes receivable, less current portion	41,109	36,267
Right-of-use assets for operating leases	178,861	158,778
Deferred tax assets	4,283	3,563
Other assets	23,591	12,531
Total assets	$826,139	$744,575
Liabilities and Shareholders’ Equity
Accounts payable and accrued expenses	$104,644	$83,866
Deferred revenue	91,525	92,538
Operating lease liability, current portion	16,967	22,210
Long-term debt, current portion	2,865	2,697
Other current liabilities	13,670	3,652
Total current liabilities	229,671	204,963
Deferred tax liabilities	4,144	4,696
Operating lease liability	174,838	146,831
Long-term debt	84,234	123,007
Other liabilities	5,142	4,847
Total liabilities	498,029	484,344
Commitments and contingencies
Shareholders’ equity:
Common stock, $0.0001 par value, 100,000 shares authorized, 54,512 and 53,899 shares issued, and 54,430 and 53,817 shares outstanding as of September 30, 2025 and 2024, respectively	5	5
Paid-in capital - common	226,031	220,976
Treasury stock, at cost, 82 shares as of September 30, 2025 and 2024	(365)	(365)
Retained earnings	101,527	38,509
Accumulated other comprehensive income	912	1,106
Total shareholders’ equity	328,110	260,231
Total liabilities and shareholders’ equity	$826,139	$744,575

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands) (Unaudited)

	Year Ended September 30,
	2025	2024
Cash flows from operating activities:
Net income	$63,018	$42,001
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	32,958	29,324
Amortization of right-of-use assets for operating leases	23,827	21,861
Provision for credit losses	22,144	7,547
Stock-based compensation	9,151	8,560
Deferred income taxes	(1,337)	4,439
Unrealized loss on interest rate swaps, net of taxes	(194)	(1,357)
Other, net	1,915	1,802
Changes in assets and liabilities:
Accounts and notes receivables	(43,951)	(17,927)
Prepaid expenses and other current assets	(1,724)	(3,651)
Accounts payable, accrued expenses and other current liabilities	11,164	13,195
Deferred revenue	(1,012)	6,800
Income tax payable/receivable	11,357	(2,066)
Operating lease liability	(22,141)	(22,449)
All other assets and liabilities	(7,845)	(2,184)
Net cash provided by operating activities	97,330	85,895
Cash flows from investing activities:
Purchase of property and equipment	(41,978)	(24,298)
Purchase of held-to-maturity investments	(68,371)	—
Proceeds received upon maturity of investments	22,301	—
Other investing activities	169	296
Net cash used in investing activities	(87,879)	(24,002)
Cash flows from financing activities:
Proceeds from revolving credit facility	26,000	41,000
Payments on revolving credit facility	(62,000)	(75,000)
Payment of term loans and finance leases	(2,697)	(2,518)
Preferred share repurchase	—	(11,503)
Payment of preferred stock cash dividend	—	(1,097)
Payment of payroll taxes on stock-based compensation through shares withheld	(4,755)	(2,227)
Proceeds from stock option exercises	659	—
Net cash used in financing activities	(42,793)	(51,345)
Change in cash, cash equivalents and restricted cash	$(33,342)	$10,548
Cash and cash equivalents, beginning of period	$161,900	$151,547
Restricted cash, beginning of period	5,572	5,377
Cash, cash equivalents and restricted cash, beginning of period	$167,472	$156,924
Cash and cash equivalents, end of period	$127,361	$161,900
Restricted cash, end of period	6,769	5,572
Cash, cash equivalents and restricted cash, end of period	$134,130	$167,472

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
SELECTED SUPPLEMENTAL NON-FINANCIAL AND FINANCIAL INFORMATION BY SEGMENT
(In thousands, except for Student Metrics)
(Unaudited)

Student Metrics

	Three Months Ended September 30, 2025			Three Months Ended September 30, 2024
	UTI	Concorde	Total	UTI	Concorde	Total
Total new student starts	7,166	4,943	12,109	7,068	4,424	11,492
Year-over-year growth (decline)	1.4%	11.7%	5.4%	8.7%	13.7%	10.6%
Average full-time active students	15,207	9,842	25,049	14,067	9,113	23,180
Year-over-year growth (decline)	8.1%	8.0%	8.1%	9.2%	13.8%	11.0%
End of period full-time active students	16,841	10,838	27,679	15,873	9,747	25,620
Year-over-year growth (decline)	6.1%	11.2%	8.0%	7.0%	16.5%	10.4%

	Year Ended September 30, 2025			Year Ended September 30, 2024
	UTI	Concorde	Total	UTI	Concorde	Total
Total new student starts	16,339	13,454	29,793	15,138	11,747	26,885
Year-over-year growth (decline)	7.9%	14.5%	10.8%	6.7%	39.3%	18.9%
Average full-time active students	14,913	9,705	24,618	13,810	8,475	22,285
Year-over-year growth (decline)	8.0%	14.5%	10.5%	9.5%	10.7%	10.0%
End of period full-time active students	16,841	10,838	27,679	15,873	9,747	25,620
Year-over-year growth (decline)	6.1%	11.2%	8.0%	7.0%	16.5%	10.4%

Financial Summary by Segment and Consolidated

	Three Months Ended September 30, 2025				Three Months Ended September 30, 2024
	UTI	Concorde	Corporate	Consolidated	UTI	Concorde	Corporate	Consolidated
Revenue	$144,648	$77,794	$—	$222,442	$130,545	$65,813	$—	$196,358
Total operating expenses	117,043	67,671	12,742	197,456	100,101	59,099	11,136	170,336
Net income (loss)	26,807	10,109	(18,160)	18,756	28,760	6,777	(16,697)	18,840

	Twelve Months Ended September 30, 2025				Twelve Months Ended September 30, 2024
	UTI	Concorde	Corporate	Consolidated	UTI	Concorde	Corporate	Consolidated
Revenue	$541,816	$293,800	$—	$835,616	$486,376	$246,311	$—	$732,687
Total operating expenses	447,446	257,671	47,030	752,147	408,620	225,507	39,669	673,796
Net income (loss)	89,901	36,001	(62,884)	63,018	71,646	21,048	(50,693)	42,001

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
SELECTED SUPPLEMENTAL NON-FINANCIAL AND FINANCIAL INFORMATION BY SEGMENT
(In thousands, except for Student Metrics)
(Unaudited)

Major Operating Expense Categories by Segment and Consolidated

	Three Months Ended September 30, 2025
	UTI	Concorde	Corporate	Consolidated
Operating Expenses
Compensation and Benefits	$52,097	$33,875	$18,099	$104,071
Advertising	12,647	7,784	54	20,485
Occupancy	11,621	6,563	273	18,457
Student Related	11,734	7,074	—	18,808
General Operations	6,788	4,935	3,541	15,264
Professional and Contract Services	2,557	1,335	4,412	8,304
Depreciation and amortization	6,138	2,055	313	8,506
Other Expenses	1,657	899	1,005	3,561
Corporate Support	11,804	3,151	(14,955)	—
Total Operating Expenses	$117,043	$67,671	$12,742	$197,456

	Three Months Ended September 30, 2024
	UTI	Concorde	Corporate	Consolidated
Operating Expenses
Compensation and Benefits	$48,081	$30,795	$13,284	$92,160
Advertising	11,459	6,546	56	18,061
Occupancy	9,052	5,258	169	14,479
Student Related	10,566	6,529	—	17,095
General Operations	3,887	2,537	2,922	9,346
Professional and Contract Services	2,222	2,548	3,884	8,654
Depreciation and amortization	5,973	1,420	369	7,762
Other Expenses	1,139	1,072	568	2,779
Corporate Support	7,722	2,394	(10,116)	—
Total Operating Expenses	$100,101	$59,099	$11,136	$170,336

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
SELECTED SUPPLEMENTAL NON-FINANCIAL AND FINANCIAL INFORMATION BY SEGMENT
(In thousands, except for Student Metrics)
(Unaudited)

Major Operating Expense Categories by Segment and Consolidated

	Twelve Months Ended September 30, 2025
	UTI	Concorde	Corporate	Consolidated
Operating Expenses
Compensation and Benefits	$205,859	$132,270	$66,768	$404,897
Advertising	56,754	30,575	217	87,546
Occupancy	39,868	24,769	946	65,583
Student Related	38,245	24,084	—	62,329
General Operations	21,695	17,919	12,249	51,863
Professional and Contract Services	9,925	5,207	17,826	32,958
Depreciation and amortization	24,085	7,554	1,319	32,958
Other Expenses	6,530	3,704	3,779	14,013
Corporate Support	44,485	11,589	(56,074)	—
Total Operating Expenses	$447,446	$257,671	$47,030	$752,147

	Twelve Months Ended September 30, 2024
	UTI	Concorde	Corporate	Consolidated
Operating Expenses
Compensation and Benefits	$190,640	$116,591	$56,373	$363,604
Advertising	51,302	25,744	215	77,261
Occupancy	36,202	23,454	714	60,370
Student Related	42,402	22,177	—	64,579
General Operations	15,349	8,516	10,677	34,542
Professional and Contract Services	9,416	8,540	14,216	32,172
Depreciation and amortization	22,855	5,159	1,310	29,324
Other Expenses	6,048	4,033	1,863	11,944
Corporate Support	34,406	11,293	(45,699)	—
Total Operating Expenses	$408,620	$225,507	$39,669	$673,796

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP FINANCIAL INFORMATION TO NON-GAAP FINANCIAL INFORMATION
(In thousands)
(Unaudited)

Reconciliation of Net Income to EBITDA and Adjusted EBITDA

	Three Months Ended September 30, 2025
	UTI	Concorde	Corporate	Consolidated
Net income (loss)	$26,807	$10,109	$(18,160)	$18,756
Interest expense (income), net	797	13	(1,241)	(431)
Income tax expense	—	—	6,803	6,803
Depreciation and amortization	6,159	2,055	292	8,506
EBITDA	33,763	12,177	(12,306)	33,634
Integration-related costs for completed acquisitions	—	—	396	396
Stock-based compensation expense	475	233	2,041	2,749
Adjusted EBITDA, non-GAAP	$34,238	$12,410	$(9,869)	$36,779

	Three Months Ended September 30, 2024
	UTI	Concorde	Corporate	Consolidated
Net income (loss)	$28,760	$6,777	$(16,697)	$18,840
Interest expense (income), net	1,689	(63)	(831)	795
Income tax expense	—	—	6,530	6,530
Depreciation and amortization	5,996	1,419	347	7,762
EBITDA	36,445	8,133	(10,651)	33,927
Integration-related costs for completed acquisitions	187	730	209	1,126
Stock-based compensation expense	778	81	2,003	2,862
Restructuring costs	44	—	—	44
Facility lease accounting adjustments	—	(650)	—	(650)
Adjusted EBITDA, non-GAAP	$37,454	$8,294	$(8,439)	$37,309

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP FINANCIAL INFORMATION TO NON-GAAP FINANCIAL INFORMATION
(In thousands)
(Unaudited)

Reconciliation of Net Income to EBITDA and Adjusted EBITDA

	Twelve Months Ended September 30, 2025
	UTI	Concorde	Corporate	Consolidated
Net income (loss)	$89,901	$36,001	$(62,884)	$63,018
Interest expense (income), net	4,479	127	(5,146)	(540)
Income tax expense	—	—	21,256	21,256
Depreciation and amortization	24,169	7,554	1,235	32,958
EBITDA	118,549	43,682	(45,539)	116,692
Acquisition related costs	—	—	873	873
Integration-related costs for completed acquisitions (1)	—	—	(304)	(304)
Stock-based compensation expense	1,954	709	6,488	9,151
Restructuring Costs	43	—	—	43
Adjusted EBITDA, non-GAAP	$120,546	$44,391	$(38,482)	$126,455

(1)      During the twelve months ended September 30, 2025, the Company received $0.7 million in funds in final settlement of the outstanding escrow accounts affiliated with the purchase of Concorde on December 1, 2022. This is offset by additional integration costs incurred during the year.

	Twelve Months Ended September 30, 2024
	UTI	Concorde	Corporate	Consolidated
Net income (loss)	$71,646	$21,048	$(50,693)	$42,001
Interest expense (income), net	6,135	(244)	(2,734)	3,157
Income tax benefit	—	—	14,229	14,229
Depreciation and amortization	22,917	5,158	1,249	29,324
EBITDA	100,698	25,962	(37,949)	88,711
Integration-related costs for completed acquisitions	1,150	2,802	2,097	6,049
Stock-based compensation expense	2,080	213	6,267	8,560
Restructuring costs	185	—	—	185
Facility lease accounting adjustments	—	(650)	—	(650)
Adjusted EBITDA, non-GAAP	$104,113	$28,327	$(29,585)	$102,855

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP FINANCIAL INFORMATION TO NON-GAAP FINANCIAL INFORMATION
(In thousands)
(Unaudited)

Reconciliation of Net Cash Provided by Operating Activities to Adjusted Free Cash Flow

	Twelve Months Ended September 30,
	2025	2024
Net cash provided by operating activities, as reported	$97,330	$85,895
Purchase of property and equipment	(41,978)	(24,298)
Free cash flow, non-GAAP	55,352	61,597
Adjustments:
Cash outflow for acquisition-related costs	873	—
Cash outflow for integration-related costs for completed acquisitions(1)	(304)	6,196
Cash outflow for integration-related property and equipment	—	4,330
Cash outflow for restructuring costs and property and equipment	59	632
Facility lease accounting adjustments	—	700
Adjusted free cash flow, non-GAAP	$55,980	$73,455

(1)    During the twelve months ended September 30, 2025, the Company received $0.7 million in funds in final settlement of the outstanding escrow accounts affiliated with the purchase of Concorde on December 1, 2022. This is offset by additional integration costs incurred during the year.

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP FINANCIAL INFORMATION TO NON-GAAP FINANCIAL
INFORMATION FOR FISCAL 2026 GUIDANCE
(In thousands)
(Unaudited)

For each of the non-GAAP reconciliations provided for fiscal 2026 guidance, we are reconciling to the midpoint of the guidance range. The adjustments reflected below for fiscal 2026 are illustrative only and may change throughout the year, both in amount or the adjustments themselves.

Reconciliation of Net Income to EBITDA and Adjusted EBITDA for Fiscal 2026 Guidance

Twelve Months Ended
September 30,
2026
Net income	~$42,500
Interest (income) expense, net	~1,000
Income tax expense	~15,000
Depreciation and amortization	~39,000
EBITDA	~97,500
Stock-based compensation expense	~12,500
Acquisition related costs(1)	~3,000
Integration-related costs for completed acquisitions	~3,500
Adjusted EBITDA, non-GAAP	~$116,500
FY 2026 Guidance Range	$114,000-$119,000

Reconciliation of Net Cash Provided by Operating Activities to Adjusted Free Cash Flow for Fiscal 2026 Guidance

Twelve Months Ended
September 30,
2026
Net cash provided by operating activities	~$116,000
Purchase of property and equipment	~(100,000)
Free cash flow, non-GAAP	~16,000
Adjustments:
Cash outflow for acquisition related costs(1)	~3,500
Cash outflow for integration-related costs for completed acquisitions	~3,000
Adjusted free cash flow, non-GAAP	~$22,500
FY 2026 Guidance Range	$20,000-$25,000

(1)     FY26 projected spend on acquisition related costs is an estimate and is fully contingent on whether the Company pursues an acquisition this year.